Exhibit 99.1

PRESS RELEASE

Date: November 10, 2022

CADIZ INC. ANNOUNCES $10 MILLION DIRECT PLACEMENT LED BY LARGEST INVESTORS

Heerema International Group Services Leads Investment

LOS ANGELES, November 10, 2022 — Cadiz Inc. (NASDAQ: CDZI, CDZIP) (“Cadiz,” the “Company”) today announced that it has entered into a securities purchase agreement for a registered direct offering (“Offering”) of 5 million shares of common stock for total proceeds of $10 million. The Company’s largest equity shareholder Heerema International Group Services SA (“Heerema IGS”), a leading international offshore sustainable energy solutions company, anchored the Offering with an investment of $3.6 million. Funds managed by Odey Asset Management and California-based American Assets Capital Advisers also participated. Following the Offering, Heerema IGS will continue to beneficially own approximately 35.4% of the Company’s outstanding common stock

“We’re proud to have the backing of our largest investors at this critical time in the company’s history,” said Susan Kennedy, Executive Chair of the Cadiz Board of Directors. “This investment will enable Cadiz to accelerate development of water conservation and supply projects to meet significantly increased demand for safe, affordable water in California and the West.”

The Company intends to utilize net cash proceeds from the Offering for capital expenditures to accelerate development of the Cadiz Water Conservation and Storage Project and to scale deployment of the recently acquired water filtration systems from ATEC Systems (“ATEC”), as previously announced in the third quarter. Last month, the Company accelerated planned infrastructure investments to expand wellfield capacity to 36,000 acre-feet per year (“AFY”). This wellfield expansion will allow the company to operate the Northern Pipeline at maximum capacity (25,000 AFY) immediately upon putting the pipeline into service while continuing to support current operations.

In November 2022, Cadiz completed its asset acquisition from ATEC, a privately held water filtration technology company. The acquisition from ATEC will enable Cadiz to assist water agencies, community water systems and project partners in increasing water supplies from contaminated groundwater sources.

In addition to infrastructure investments to expand wellfield capacity, net cash proceeds from this offering are intended to be used to scale deployment of ATEC’s systems beginning in first quarter of 2023 and for working capital as needed.

The Offering is expected to close on November 14, 2022, subject to customary closing conditions. Since this Offering is being made without an underwriter or a placement agent, the Company will not be paying any underwriting discounts or commissions in connection with the Offering.

The Offering is made pursuant to a shelf registration statement (File No. 333-257159) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 25, 2021. A prospectus supplement, which contains additional information relating to the Offering, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Contact:

Courtney Degener

Cadiz Inc.

213-271-1600

cdegener@cadizinc.com

About Heerema IGS

The Heerema companies deliver solutions and create sustainable value on projects within the offshore energy industry. Heerema manages the entire supply chain of marine project execution, offering solutions that include design and front-end engineering, planning, logistics, project management, and the execution of sustainable projects worldwide. Heerema owns and operates 3 of the world’s five heavy lift sea vessels, which are equipped with zero-emissions technologies. Heerema is on a mission to make the impossible possible offshore as the leading renewable energy marine contractor. Since 2020, Heerema has been recognized as Carbon Neutral. To learn more about Heerema, please visit: https://www.heerema.com

About Cadiz Inc.

Founded in 1983, Cadiz Inc. (NASDAQ: CDZI) is a California business with more than 70 square miles of property, significant infrastructure, and water rights. The Company’s mission is to deliver sustainable solutions to California’s clean water challenges. The Cadiz Water Conservation and Storage Project is an innovative aquifer storage project that will create a new water supply for 400,000 people a year by conserving billions of gallons of renewable groundwater currently being lost to evaporation and salt contamination at Mojave Desert dry lakes. With state-of-the-art groundwater management technology, the Project will put conserved water to beneficial use and create a much-needed groundwater bank interconnecting California’s existing water infrastructure. For more information, please visit the Company’s website www.cadizinc.com or review the Company’s filings with the Securities and Exchange Commission.

FORWARD LOOKING STATEMENT: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates”, “expect”, “intend”, “may”, “plan”, or “will”. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including statements regarding the Company’s expectations regarding use of proceeds, outcomes of its investments and benefits from the ATEC Systems acquisition. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks associated with Cadiz’s business plan to accelerate the expansion of its wellfield capacity and scale deployment of the systems acquired from ATEC Systems. These and other risks are identified in our filings with the Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

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